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                                                                     EXHIBIT 9




                 [ROUTIER, MACKEY AND JOHNSON, P.C. LETTERHEAD]





                               December 14, 1992


                         OPINION AND CONSENT OF COUNSEL


        Having examined and being familiar with the articles of incorporation and by-laws of Anchor National Life Insurance Company ("Anchor National"), the applicable resolutions relating to Variable Separate Account (the "Account"), and other pertinent records and documents, it is our opinion that (i) Anchor National is a duly organized and existing stock life insurance company under the laws of the State of California; (ii) the Account is a duly organized and existing Separate Account of Anchor National and is registered as a unit investment trust under the Investment Company Act of 1940 (File No. 811-3859); and (iii) the variable annuity contracts being registered by this Registration Statement under the Securities Act of 1933 (File No. 33-47473) will, upon issuance thereof, be legally issued and respresent binding obligations of Anchor National.

        We hereby consent to the use of our Opinion of Counsel in the Registration Statement on Form N-4 on behalf of the Account.



                                           ROUTIER, MACKEY AND JOHNSON, P.C.
                                           1700 K Street, N.W. Suite 1003
                                           Washington, D.C. 20006


                                           By: /s/  MARK J. MACKEY
                                               ------------------------------
                                                 Mark J. Mackey